As filed with the Securities and Exchange Commission on March 1, 2024

Registration No. 333-03849

Registration No. 333-116739

Registration No. 333-139177

Registration No. 333-153408

Registration No. 333-218770

Registration No. 333-169115

Registration No. 333-196019

Registration No. 333-207921

Registration No. 333-235552

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-03849

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-116739

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-139177

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-153408

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-218770

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-169115

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-196019

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-207921

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-235552

UNDER

THE SECURITIES ACT OF 1933

FG GROUP HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	47-0587703
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5960 Fairview Road, Suite 275

Charlotte, North Carolina 28210

(Address of Principal Executive Offices, including Zip Code)

Ballantyne of Omaha, Inc. 1995 Stock Option Plan

Ballantyne of Omaha, Inc. 1995 Outside Directors’ Stock Option Plan

Ballantyne of Omaha, Inc. 1995 Employee Stock Purchase Plan

Ballantyne of Omaha, Inc. 2001 Non-Employee Directors’ Stock Option Plan

Ballantyne of Omaha, Inc. 2000 Employee Stock Purchase Plan

50,000 Share Option to Lee J. Seidler

100,000 Share Option to William F. Welsh II

Ballantyne of Omaha, Inc. 2005 Outside Directors Stock Option Plan

Ballantyne of Omaha, Inc. 2005 Employee Stock Purchase Plan

Ballantyne of Omaha, Inc. Restricted Stock Plan

Ballantyne of Omaha, Inc. Non-Employee Directors’ Restricted Stock Plan

Ballantyne Strong, Inc. 2010 Long-Term Incentive Plan

Ballantyne Strong, Inc. 2014 Non-Employee Directors’ Restricted Stock Plan

Ballantyne Strong, Inc. 2017 Omnibus Equity Compensation Plan

(Full title of the plan)

Mark D. Roberson

Chief Executive Officer

FG Group Holdings Inc.

5960 Fairview Road, Suite 275

Charlotte, North Carolina 28210

(704) 994-8279

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (the “Registration Statements”) filed by FG Group Holdings Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”):

●	Registration Statement No. 333-03849, filed with the SEC on May 16, 1996, as amended, pertaining to the registration of 1,980,000 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), issuable pursuant to the Registrant’s 1995 Stock Option Plan; 110,000 shares of Common Stock issuable pursuant to the Registrant’s 1995 Outside Directors Stock Option Plan; and 275,000 shares of Common Stock issuable pursuant to the Registrant’s 1995 Employee Stock Purchase Plan;

●	Registration Statement No. 116739, filed with the SEC on June 22, 2004, pertaining to the registration of 1,000,000 shares of Common Stock issuable pursuant to the Registrant’s 2001 Non-Employee Directors’ Stock Option Plan; 500,000 shares of Common Stock issuable pursuant to the Registrant’s 2000 Employee Stock Purchase Plan; an additional 250,000 shares of Common Stock issuable pursuant to the Registrant’s 1995 Outside Directors’ Stock Option Plan; 50,000 shares of Common Stock issuable pursuant to an option issued by the Registrant to Lee J. Seidler on August 30, 2000 to purchase 50,000 shares at $1.04 per share; and 100,000 shares of Common Stock issuable pursuant to an option issued by the Registrant to William F. Welsh II on September 25, 2001 to purchase 100,000 shares of Common Stock at $0.485 per share;

●	Registration Statement No. 333-139177, filed with the SEC on December 7, 2006, as amended, pertaining to the registration of 300,000 shares of Common Stock issuable pursuant to the Registrant’s 2005 Outside Directors Stock Option Plan; 150,000 shares of Common Stock issuable pursuant to the Registrant’s 2005 Employee Stock Purchase Plan; and 250,000 shares of Common Stock issuable pursuant to the Registrant’s Restricted Stock Plan;

●	Registration Statement No. 333-153408, filed with the SEC on September 10, 2008, pertaining to the registration of 120,000 shares of Common Stock issuable pursuant to the Registrant’s Non-Employee Directors’ Restricted Stock Plan;

●	Registration Statement No. 333-218770, filed with the SEC on June 15, 2017, pertaining to the registration of 1,771,189 shares of Common Stock issuable pursuant to the Registrant’s 2017 Omnibus Equity Compensation Plan;

●	Registration Statement No. 333-169115, filed with the SEC on August 30, 2010, as amended, pertaining to the registration of 600,000 shares of Common Stock issuable under the Registrant’s 2010 Long-Term Incentive Plan;

●	Registration Statement No. 333-196019, filed with the SEC on May 16, 2014, as amended, pertaining to the registration of 200,000 shares of Common Stock issuable under the Registrant’s 2014 Non-Employee Directors’ Restricted Stock Plan;

●	Registration Statement No. 333-207921, filed with the SEC on November 10, 2015, as amended, pertaining to the registration of 1,000,000 shares of Common Stock issuable under the Registrant’s 2010 Long-Term Incentive Plan (as amended and restated); and

●	Registration Statement No. 333-235552, filed with the SEC on December 17, 2019, pertaining to the registration of 1,975,000 shares of Common Stock issuable under the Registrant’s 2017 Omnibus Equity Compensation Plan (as amended and restated).

On February 29, 2024, pursuant to the terms of a Plan of Merger, dated as of January 3, 2024 (the “Merger Agreement”), by and among the Registrant, FG Financial Group, Inc., a Nevada corporation (“FGF”), and FG Group LLC, a Nevada limited liability company and a wholly owned subsidiary of FGF (“Merger Sub”), the Registrant merged with and into Merger Sub, with Merger Sub surviving the merger as a wholly owned subsidiary of FGF (the “Merger”), at which time the Registrant’s equity securities ceased to be publicly traded.

As a result of the Merger, the Registrant has terminated all offerings of the Registrant’s securities pursuant to the Registration Statements.

Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of the Registrant that had been registered for issuance but remain unsold under the Registration Statements. The Registration Statements are hereby amended to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on March 1, 2024.

FG Group Holdings Inc.

By:	/s/ Mark D. Roberson
Mark D. Roberson
Chief Executive Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 of the Securities Act.